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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 13, 1997



                                   Big 5 Corp.
                                   -----------
             (Exact name of registrant as specified in its charter)



Delaware (formerly               33-61300 and
   California)                     33-61096                   95-1854273
   -----------                     --------                   ----------
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)


                         2525 East El Segundo Boulevard
                          El Segundo, California 90245
                          ----------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  310/536-0611
                                                     ------------


                           United Merchandising Corp.
                   -------------------------------------------
                   (Former name, if changed since last report)



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Item 1.  Changes in Control of Registrant.

        Management acquired control of the registrant on November 13, 1997. All of the registrant's common stock is owned by its parent corporation, Big 5 Holdings Corp., a Delaware corporation, formerly known as Big 5 Corporation ("Parent"). The change in control of registrant results from a change in control of Parent and an agreement regarding the election of directors of both Parent and registrant, as described below.

        On November 13, 1997, Green Equity Investors, L.P.'s ownership of the common stock ($0.01 par value) of Parent ("Parent Common Stock") was reduced from 67.2% to 36.2%; and beneficial ownership of Parent Common Stock by management and employees (including members of their families) increased from 14.0% to 55.3%. In addition, pursuant to a Stockholders Agreement dated as of November 13, 1997 ("Stockholders Agreement"), by and among Green Equity Investors, L.P. ("GEI"), Robert W. Miller, Chief Executive Officer and Chairman of the Board of the registrant, Steven G. Miller, President and Chief Operating Officer of the registrant (Robert W. Miller and Steven G. Miller together are referred to as the "Millers" in this report), and Parent, the parties thereto agreed: (1) the Millers shall have the right to designate three of the five members of the Board of Directors of Parent, two of which shall be the Millers, or if either is unable for reasons of health to serve as directors, their designees, (2) GEI shall have the right to designate two of the five members of the Board of Directors of Parent, (3) to vote their Parent Common Stock in favor of the election of such designees as members of the Board of Parent, and (4) to cause Parent to elect the same persons as directors of the registrant.

        The following individuals are the current members of the Board of Directors of Parent and the registrant:

        1.     Robert W. Miller
        2.     Steven G. Miller
        3.     Dr. Michael D. Miller
        4.     John G. Danhakl
        5.     Jonathan A. Seiffer

The Stockholders Agreement is filed as Exhibit 99-1 to this report. The foregoing description is qualified in its entirety by Exhibit 99-1 which is incorporated herein by reference.

        The change of ownership of the Parent Common Stock is more specifically set forth in the table below.

     The following table sets forth the ownership of Parent Common Stock as of the date of the Recapitalization (as defined in Item 5 of this report) by any person known to the registrant to be the beneficial owner of more than 5% of Parent Common Stock, the registrant's directors, and certain executive officers of the registrant, immediately before the Recapitalization and immediately after the Recapitalization. The table assumes all options and warrants have been exercised and all sales of Parent Common Stock by certain selling stockholders have occurred (all as described further in Item 5 of this report).

                                            BEFORE RECAPITALIZATION                   AFTER RECAPITALIZATION
                                     -------------------------------------     -------------------------------------
   NAME OF BENEFICIAL OWNER          NUMBER OF SHARES     PERCENT OF CLASS     NUMBER OF SHARES     PERCENT OF CLASS
-----------------------------------  ----------------     ----------------     ----------------     ----------------
Robert W. Miller...................        111,400               2.4%                350,509(1)           17.5%
Steven G. Miller...................         81,400               1.8%                200,000              10.0%
Dr. Michael D. Miller..............         20,000                  (2)                     (3)               (3)
Thomas J. Schlauch.................         39,600                  (2)               40,000               2.0%
Richard A. Johnson.................         39,600                  (2)               48,000               2.4%
Charles P. Kirk....................         28,100                  (2)               48,000               2.4%
John G. Danhakl....................               (4)               (4)                     (4)               (4)
Jonathan A. Seiffer................            -0-                 0%                    -0-                 0%
Green Equity Investors, L.P........      3,100,160              67.2%                723,580              36.2%

------------------------------

(1) Includes shares of Parent Common Stock owned by Dr. Miller over which Robert W. Miller has voting control.

(2) Less than one percent.

(3) Effective as of the Recapitalization, Dr. Miller will grant voting control over his shares to Robert W. Miller, and such shares will be included with Robert W. Miller's shares.

(4) Mr. Danhakl is a general partner of an affiliate of GEI and may be deemed to be a beneficial owner of the shares of Parent Common Stock owned by GEI because of his interest in such affiliate.






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        The amounts and sources of consideration for acquisition of the additional Parent Common Stock by management and employees of the registrant is as follows:

        a. Pursuant to the 1997 Management Equity Plan applicable to employees of Parent and its subsidiaries, Parent sold 462,009 shares of the Parent Common Stock to certain members of management and certain employees of the registrant for $5 per share. The shares are subject to certain transfer restrictions and a right of first refusal in favor of Parent.

        Parent's 1997 Management Equity Plan is filed as Exhibit 99-2 to this report. The foregoing description is qualified in its entirety by Exhibit 99-2 which is incorporated herein by reference.

        b. The Millers received a one-time payment of $750,000 from Parent in connection with the Recapitalization (as defined in Item 5 of this report) to facilitate their purchases under Parent's 1997 Management Equity Plan.

        c. Parent paid each holder of Parent Common Stock a cash distribution of $15 per outstanding share. This payment did not apply to shares issued under Parent's 1997 Management Equity Plan; however, current employees who owned other shares of Parent Common Stock paid all or a portion of the purchase price for new shares acquired under Parent's 1997 Management Equity Plan by having Parent withhold the purchase price from their respective cash distributions. In addition, Parent loaned some of its employees an aggregate of approximately $107,918 to faciliate their purchases under Parent's 1997 Management Equity Plan.

        The transactions making up the Recapitalization are summarized in Item 5 of this report. The Recapitalization facilitated the change in control described above.

Item 5.  Other Events.

Recapitalization.

        The transactions constituting the Recapitalization took effect simultaneously with the change in control discussed in Item 1.

        The Millers, Parent and GEI agreed to a Plan of Recapitalization and Stock Repurchase Agreement dated as of October 31, 1997. That document is filed as Exhibit 99-3 to this report. The description of the Recapitalization in this report is qualified in its entirety by Exhibit 99-3 which is incorporated herein by reference. The following transactions constitute and are defined as the "Recapitalization": (i) the registrant issued 10 7/8% Senior Notes due 2007 (and received $130.4 million in gross proceeds); (ii) the registrant defeased and called for repayment all of its outstanding 13 5/8% Senior Subordinated Notes due 2002 (the "Old Notes"); (iii) Parent issued Senior Discount Notes in an aggregate principal amount at maturity of $48.2 million, together with a warrant to purchase approximately three percent of Parent Common



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Stock at a nominal exercise price ($24.5 million proceeds); (iv) Parent accelerated vesting of substantially all outstanding options and restricted stock held by management and employees of the registrant; (v) Parent redeemed for cash its existing Series A 9% Cumulative Redeemable Preferred Stock (the "Parent Old Preferred") for approximately $21.9 million in the aggregate, including accrued dividends; (vi) Parent paid a cash distribution of $15 per share on the outstanding shares of Parent Common Stock (approximately $63.2 million in the aggregate); (vii) Parent repurchased from Pacific Enterprises a warrant respecting 397,644 shares of Parent Common Stock and 16,667 shares of Parent Old Preferred and approximately 2,737,310 shares of Parent Common Stock from certain selling stockholders (including GEI) for an aggregate of $17.6 million in cash and $35.0 million of newly issued Series A 13.45% Senior Exchangeable Preferred Stock of Parent; (viii) Parent sold additional Parent Common Stock to middle and senior level management of the registrant (approximately $2.3 million gross proceeds), increasing the beneficial ownership of management and employees (and members of their families) from 14.0% to 55.3% (in each instance on a fully diluted basis); and (ix) other transactions, including a distribution from the registrant to Parent, so that the above referenced transactions could be effected.

Redomicile and Change of Name of the Registrant and Parent.

        The registrant was redomiciled in Delaware. This was accomplished by merging the predecessor of the registrant with and into New Big 5 Corp., a new company incorporated in Delaware which was the surviving corporation in that merger (the "Survivor"). The Survivor was a wholly owned subsidiary of the registrant, and had no purpose but to merge with the registrant. By operation of law, as part of the merger, the Survivor assumed all the assets, liabilities, rights and obligations of the registrant. The Survivor's name was changed to Big 5 Corp. in connection with the merger.






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Item 7.  Financial Statements and Exhibits.

3-1 Restated Certificate of Incorporation of registrant (formerly named New Big 5 Corp.)

3-2 Certificate of Ownership and Merger Merging United Merchandising Corp. into New Big 5 Corp. (whereby the name of registrant was changed to Big 5 Corp.)

3-3     By-Laws of registrant, as amended October 27, 1997

99-1 Stockholders Agreement dated as of November 13, 1997 by and among Big 5 Holdings Corp., Robert W. Miller, Steven G. Miller and Green Equity Investors, L.P.

99-2    1997 Management Equity Plan of Big 5 Holdings Corp.

99-3 Plan of Recapitalization and Stock Repurchase Agreement dated as of October 31, 1997 by and among Big 5 Holdings Corp., Robert W. Miller, Steven G. Miller and Green Equity Investors, L.P.








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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Big 5 Corp.


                                        By: /s/ CHARLES P. KIRK
                                           --------------------------------
                                           Charles P. Kirk
                                           Senior Vice President and
                                           Chief Financial Officer











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